LOAN MODIFICATION AGREEMENT

This Loan Modification Agreement is entered into effective as of June 27, 2005, by and between Synthetech, Inc. (the "Borrower") and Silicon Valley Bank ("Bank").

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated December 31, 2003, as may be amended from time to time, (the "Loan Agreement"). The Loan Agreement provided for, among other things, a Committed Revolving Line in the original principal amount of One Million Dollars ($1,000,000). The parties entered in a Loan Modification Agreement dated December 17, 2004. Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness."

2. DESCRIPTION OF COLLATERAL AND GUARANTIES. Repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreement.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3. DESCRIPTION OF CHANGE IN TERMS.

A. Modification(s) to Loan Agreement.

1. Sub-section 2.1.1(a) is hereby amended by deleting the existing subsection and replacing it with the following:

"(a) Bank will make Advances not exceeding (i) the lesser of (A) the Committed Revolving Line or (B) the Borrowing Base; provided however, that the Borrowing Base shall not limit the amount of Advances unless and until the outstanding Advances exceed the sum of $250,000. Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement."

2. Section 2.2 is hereby amended by deleting the existing subsection and replacing it with the following:

"If Borrower's Obligations under Section 2.1.1 exceed the lesser of either (i) the Committed Revolving Line or (ii) the Borrowing Base, Borrower must immediately pay Bank the excess; provided however, that so long as the Advances are less than or equal to $250,000, then Borrower is not obligated to pay Bank the excess of amounts that exceed the Borrowing Base."

3. Sub-section 6.2(b) is hereby amended by deleting the existing subsection and replacing it with the following:

"(b) In the event the outstanding Advances under the Committed Revolving Line exceed $250,000 or if Borrower has failed to comply with any terms or conditions of this Agreement or an Event of Default has occurred, then within 20 days after the last day of each month, Borrower will deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in the form of Exhibit C, with aged listings of accounts receivable and accounts payable, and within 45 days after the last day of each month, Borrower will deliver to Bank an inventory report."

4. Sub-section 6.2(d) is hereby amended by deleting the existing subsection and replacing it with the following:

"(d) In the event the outstanding Advances under the Committed Revolving Line exceed $250,000 or if Borrower has failed to comply with any terms or conditions of this Agreement or an Event of Default has occurred, Borrower will allow Bank to audit Borrower's Collateral at Borrower's expense. Such audits will be conducted no more often than every 12 months unless an Event of Default has occurred and is continuing. The inclusion of any raw material Inventory in the Borrowing Base is subject to a satisfactory audit of the raw material Inventory by Bank."

5. Section 6.7 is hereby amended by deleting the existing subsection and replacing it with the following:

Sub-section (ii) of Section 6.7 is hereby amended by deleting the existing subsection and replacing it with the following:

"Borrower will maintain the following financial covenants as of the last day of each quarter, but if Borrower is required to provide monthly financial statements to Bank pursuant to Section 6.2 of this Agreement, then Borrower will maintain the following financial covenants as of the last day of each month:

(i) **Quick Ratio.** A ratio of Quick Assets to Current Liabilities of at least 2.00 to 1.00.

(ii) **Tangible Net Worth**. A Tangible Net Worth of at least $9,000,000 plus 50% of all equity or capital contributed to Borrower and 50% of all positive net income each quarterly period from and after the quarter ending June 30, 2005."

6. Exhibit D to the Agreement is hereby deleted and replaced with the form of Exhibit D attached to this Loan Modification Agreement.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. PAYMENT OF LOAN FEE. Borrowers shall pay to Bank a fully earned, non-refundable loan fee of $2,000 plus all out-of-pocket expenses.

6. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that, as of the date hereof, it has no defenses against the obligations to pay any amounts under the Indebtedness.

7. WAIVER. Bank waives Borrower's existing default under the Loan Agreement consisting of Borrower's failure to comply with the Tangible Net Worth as of March 31, 2005. Bank's waiver of Borrower's compliance with this covenant is only for the foregoing period. For the quarter ending June 30, 2005, and continuing thereafter, Borrower must comply with the Tangible Net Worth covenant set forth in Section 6.7(ii), as modified in this Loan Modification Agreement.

Bank's agreement to waive the default (1) is not an agreement to waive Borrower's compliance with the covenants for other dates and (2) will not limit or impair the Bank's right to demand strict performance of these covenants as of all other dates and (3) does not limit or impair the Bank's right to demand strict performance of all other covenants as of any date.

8. CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified

pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

9. <u>CONDITIONS</u>. The effectiveness of this Loan Modification Agreement is conditioned upon Borrower's payment of the Bank's out-of-pocket expenses and loan fee.

This Loan Modification Agreement is executed as of the date first written above.

BORROWER:

SYNTHETECH, INC.

By: Gary Weber

Name: GARY WEBER

Title: CFO

BANK:

SILICON VALLEY BANK

By:

Name: [signature]

Title: SVP

EXHIBIT D
COMPLIANCE CERTIFICATE

TO: SILICON VALLEY BANK
3003 Tasman Drive
Santa Clara, CA 95054

FROM: SYNTHETECH, INC.
1290 Industrial Way
Albany, OR 97321

The undersigned authorized officer of Synthetech, Inc. ("Borrower") certifies in his capacity as such officer that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending ______________ with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

Please indicate compliance status by circling Yes/No under "Complies" column.

Reporting Covenant	Required	Complies	
10Q + CC	Quarterly within 5 days of SEC filing	Yes	No
10K + CC	Annually, within 5 days of SEC filing	Yes	No
Morgan Stanley statement	Monthly within 30 days	Yes	No
*Monthly financial statements + CC	Monthly within 45 days	Yes	No
**A/R & A/P Agings	Monthly within 20 days	Yes	No
**A/R Audit and Collateral Exam	Initial and Annually	Yes	No
**Borrowing Base Certificate	Monthly within 20 days	Yes	No
**Inventory Report	Monthly within 45 days	Yes	No

* Monthly financial statements and Compliance Certificates will be required beginning when Borrower has obtained an Advance under the Committed Revolving Line and continues each month thereafter.
**These will be required in the event the outstanding Advances under the Committed Revolving Line exceed $250,000 or if Borrower fails to comply with the Agreement or upon occurrence of an Event of Default.

Financial Covenant	Required	Actual	Complies	
Maintain on a Quarterly Basis, changing to monthly if monthly financial statements are required above:				
Minimum Quick Ratio	2.00:1.00	_____:1.00	Yes	No
Minimum Tangible Net Worth	$9,000,000*	$________	Yes	No

* Plus 50% of all equity or capital contributed to Borrower and 50% of all positive net income from and after the quarter ending June 30, 2005.

Have there been updates to Borrower's intellectual property, if appropriate? Yes No